Post-Effective
                                                        Amendment No. 11 to
                                                        SEC File No. 70-6903

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM U-l

                                   APPLICATION

                                      UNDER

             THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935 ("Act")


                 Jersey Central Power & Light Company ("JCP&L")
                              2800 Pottsville Pike
                           Reading, Pennsylvania 19605

               (Name of company filing this statement and address
                         of principal executive office)

                                GPU, INC. ("GPU")
         (Name of top registered holding company parent of applicant)

Terrance G. Howson,                     Douglas E. Davidson, Esq.
Vice President and Treasurer            Berlack, Israels & Liberman LLP
Scott Guibord, Secretary                120 West 45th Street
Michael J. Connolly, Esq.               New York, New York  10036
Vice President - Law
GPU Service, Inc.
300 Madison Avenue
Morristown, New Jersey  07962


                 (Names and addresses of agents for service)




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            JCP&L hereby  post-effectively amends its Application on Form U-1, docketed in SEC File No. 70-6903, as follows:
            1. By amending paragraph F to read as follows:

            "The additional fees, commissions and expenses expected to be incurred by JCP&L in connection with the transactions which are the subject of this post-effective amendment are as follows:

            Legal fees - Berlack, Israels &
                           Liberman LLP               $2,000
            Miscellaneous                                500
                                                      -------
                  Total                               $2,500
                                                      -------




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


                                    SIGNATURE
                                    ---------

            PURSUANT TO THE REQUIREMENTS OF THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935, THE UNDERSIGNED COMPANY HAS DULY CAUSED THIS STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

Date:  November 9, 1999





                                   Jersey Central Power & Light Company



                                   By:  /s/ T. G. Howson
                                        -----------------------------
                                        T. G. Howson
                                        Vice President and Treasurer



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